UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2010

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definite Agreement.

On November 8, 2010, XETA Technologies, Inc. (the “Company”) and Commerce Bank, N.A. (the “Bank”), entered into the First Amendment to Loan Agreement dated effective as of November 5, 2010 to renew and amend the Loan Agreement between the Company and the Bank dated as of November 6, 2009 (as amended, the “Loan Agreement”).

The amendment extends for one year the maturity of the $8,500,000.00 revolving line of credit under the Loan Agreement to November 5, 2011.  In addition, the amendment increases the limit on the amount of Company’s permitted indebtedness secured by purchase money security interest in certain assets of Company, from $250,000.00 to $2,000,000.00.

The above description of the Loan Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Loan Agreement and is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits

10.1                           First Amendment to Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: November 9, 2010	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer